Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-145277, No. 333-145276, No. 333-140451, No. 333-132481, No. 333-131016, No. 333-130381, No. 333-125074, No. 333-117007, No. 333-103663, No. 333-61248, No. 333-54976, No. 333-52634, No. 333-47020, No. 333-92619 and No. 333-81492) of SonicWALL, Inc. of our reports dated March 7, 2008, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.
/s/ ARMANINO McKENNA, LLP
San Ramon, California
March 7, 2008